Exhibit 99.1

Contact:	Media: Margaret Mellott 1-313-322-5393	Fixed Income Investment Community: David Dickenson 1-313-621-0881
	mmellott@ford.com	ddickens@ford.com

FOR IMMEDIATE RELEASE

FORD CREDIT EARNS $413 MILLION IN THE SECOND QUARTER OF 2009*

DEARBORN, Mich., July 23, 2009 – Ford Motor Credit Company reported net income of $413 million in the second quarter of 2009, an improvement of $1.8 billion from a net loss of $1.4 billion a year earlier.  On a pre-tax basis, Ford Credit earned $646 million in the second quarter, compared with a loss of $2.4 billion in the previous year.  Excluding the $2.1 billion impairment charge for operating leases in the second quarter of 2008, Ford Credit incurred a pre-tax loss of $294 million in the previous year.  On a pre-tax basis, Ford Credit earned $610 million in the first half of 2009.

The improvement in pre-tax earnings primarily reflected non-recurrence of the second quarter 2008 impairment charge to the North America operating lease portfolio, lower depreciation expense for leased vehicles due to higher auction values, net gains related to unhedged currency exposure from cross-border intercompany lending, a lower provision for credit losses, and lower operating costs.  These factors were offset partially by lower volume and non-recurrence of a gain related to the sale of approximately half of our ownership interest in our Nordic operations.

“We are pleased with our second quarter results as market conditions remain challenging around the world,” Chairman and CEO Mike Bannister said.  “With our solid business fundamentals and our focus on prudent lending, sound risk management and high-quality servicing, we continue to provide valuable support to Ford Motor Company, its dealers and its customers.”

On June 30, 2009, Ford Credit’s on-balance sheet net receivables totaled $99 billion, compared with $116 billion at year-end 2008.  Managed receivables were $100 billion on June 30, 2009, down from $118 billion on December 31, 2008.  The lower receivables primarily reflected lower North America and Europe receivables, mainly due to lower industry volumes, lower dealer stocks, and the transition of Jaguar, Land Rover and Mazda financing to other finance providers.

On June 30, 2009, managed leverage was 8.4 to 1.  During the second quarter of 2009, Ford Credit completed the cash tender offer, commenced in the first quarter of 2009, pursuant to which it purchased $3.4 billion principal amount of Ford Motor Company’s unsecured, nonconvertible debt securities for an aggregate cost of $1.1 billion including transaction costs.  Ford Credit transferred these debt securities to Ford Motor Company in satisfaction of $1.1 billion of tax liabilities to Ford Motor Company.

Ford Credit expects its second half results to be lower than its first half 2009 results.  Ford Credit does not expect the net gains related to unhedged currency exposures or improvements in lease residual losses in the amounts experienced in the second quarter of 2009 to continue.  A continuing decline in receivables will also contribute to lower second half 2009 results.

Ford Motor Credit Company LLC is one of the world’s largest automotive finance companies and has supported the sale of Ford Motor Company products since 1959.  Ford Credit is an indirect, wholly owned subsidiary of Ford.  It provides automotive financing for Ford, Lincoln, Mercury and Volvo dealers and customers.  More information can be found at http://www.fordcredit.com and at Ford  Credit’s investor center, http://www.fordcredit.com/investorcenter/.

— — — — —
*	The financial results discussed herein are presented on a preliminary basis; final data will be included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.
# # #

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
PRELIMINARY
CONSOLIDATED STATEMENT OF OPERATIONS
For the Periods Ended June 30, 2009 and 2008
(in millions)

	Second Quarter		First Half
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Financing revenue
Operating leases	$1,288	$1,695	$2,686	$3,402
Retail	760	779	1,516	1,638
Interest supplements and other support costs earned from affiliated companies	926	1,247	1,896	2,493
Wholesale	230	438	521	915
Other	22	36	42	71
Total financing revenue	3,226	4,195	6,661	8,519
Depreciation on vehicles subject to operating leases	(943)	(4,090)	(2,358)	(5,904)
Interest expense	(1,290)	(1,901)	(2,710)	(3,893)
Net financing margin	993	(1,796)	1,593	(1,278)
Other revenue
Insurance premiums earned, net	27	42	56	82
Other income, net	366	351	430	538
Total financing margin and other revenue	1,386	(1,403)	2,079	(658)
Expenses
Operating expenses	322	379	650	746
Provision for credit losses	397	545	782	872
Insurance expenses	21	53	37	72
Total expenses	740	977	1,469	1,690
Income/(Loss) before income taxes	646	(2,380)	610	(2,348)
Provision for/(Benefit from) income taxes	235	(945)	212	(936)
Income/(Loss) from continuing operations	411	(1,435)	398	(1,412)
Gain on disposal of discontinued operations	2	8	2	9
Net income/(loss)	$413	$(1,427)	$400	$(1,403)

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
PRELIMINARY
CONSOLIDATED BALANCE SHEET
(in millions)

	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Cash and cash equivalents	$11,881	$15,473
Marketable securities	7,760	8,606
Finance receivables, net	80,269	93,331
Net investment in operating leases	18,220	22,506
Notes and accounts receivable from affiliated companies	821	1,047
Derivative financial instruments	2,195	3,791
Assets of held-for-sale operations	—	214
Other assets	4,625	5,159
Total assets	$125,771	$150,127

LIABILITIES AND SHAREHOLDER’S INTEREST
Liabilities
Accounts payable
Customer deposits, dealer reserves and other	$1,171	$1,781
Affiliated companies	1,385	1,015
Total accounts payable	2,556	2,796
Debt	104,868	126,458
Deferred income taxes	2,345	2,668
Derivative financial instruments	1,739	2,145
Liabilities of held-for-sale operations	—	56
Other liabilities and deferred income	3,954	5,438
Total liabilities	115,462	139,561

Shareholder’s interest
Shareholder’s interest	5,149	5,149
Accumulated other comprehensive income	829	432
Retained earnings	4,331	4,985
Total shareholder’s interest	10,309	10,566
Total liabilities and shareholder’s interest	$125,771	$150,127

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
OPERATING HIGHLIGHTS

	Second Quarter		First Half
	2009	2008	2009	2008
Financing Shares
United States
Financing share – Ford, Lincoln and Mercury
Retail installment and lease	28%	39%	29%	38%
Wholesale	79	77	78	77

Europe
Financing share – Ford
Retail installment and lease	28%	28%	27%	27%
Wholesale	99	98	99	97

Contract Volume – New and used retail/lease (in thousands)
North America segment
United States	153	312	288	587
Canada	33	48	53	79
Total North America segment	186	360	341	666

International segment
Europe	124	177	246	355
Other international	9	29	26	78
Total International segment	133	206	272	433
Total contract volume	319	566	613	1,099

Borrowing Cost Rate*	5.0%	5.4%	5.0%	5.5%

Charge-offs – On-Balance Sheet (in millions)
Retail installment and lease	$261	$232	$570	$458
Wholesale	21	12	40	13
Other	3	2	7	4
Total charge-offs – on-balance sheet	$285	$246	$617	$475

Total loss-to-receivables ratio – on-balance sheet	1.09%	0.70%	1.15%	0.67%

Memo :
Total charge-offs – managed (in millions)**	$286	$254	$621	$497
Total loss-to-receivables ratio – managed**	1.09%	0.70%	1.16%	0.68%

— — — — —
* On-balance sheet debt includes the effects of derivatives and facility fees.
** See Appendix for additional information.

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
APPENDIX

In evaluating Ford Credit’s financial performance, Ford Credit management uses financial measures based on Generally Accepted Accounting Principles (“GAAP”), as well as financial measures that include adjustments from GAAP.  Included below are brief definitions of key terms, information about the impact of on-balance sheet securitization and a reconciliation of non-GAAP measures to GAAP:

•
Managed receivables:  receivables reported on Ford Credit’s balance sheet, excluding unearned interest supplements related to finance receivables, and securitized off-balance sheet receivables that Ford Credit continues to service

•
Charge-offs on managed receivables:  charge-offs associated with receivables reported on Ford Credit’s balance sheet and charge-offs associated with receivables that Ford Credit sold in off-balance sheet securitizations and continues to service

•	Equity: shareholder’s interest reported on Ford Credit’s balance sheet

IMPACT OF ON-BALANCE SHEET SECURITIZATION:  Finance receivables (retail and wholesale) and net investment in operating leases reported on Ford Credit’s balance sheet include assets that have been sold for legal purposes in securitization transactions that do not satisfy the requirements for accounting sale treatment.  These receivables are available only for payment of the debt and other obligations issued or arising in the securitization transactions; they are not available to pay the other obligations of Ford Credit or the claims of Ford Credit’s other creditors.  Debt reported on Ford Credit’s balance sheet includes obligations issued or arising in securitization transactions that are payable only out of collections on the underlying securitized assets and related enhancements.  Ford Credit holds the right to the excess cash flows not needed to pay the debt and other obligations issued or arising in each of these securitization transactions.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP:

Managed Leverage Calculation	June 30,	December 31,
	2009	2008
	(in billions)
Total debt	$104.9	$126.5
Securitized off-balance sheet receivables outstanding	0.1	0.6
Retained interest in securitized off-balance sheet receivables	(0.1)	(0.1)
Adjustments for cash, cash equivalents, and marketable securities*	(19.1)	(23.6)
Adjustments for derivative accounting**	(0.2)	(0.4)
Total adjusted debt	$85.6	$103.0

Equity	$10.3	$10.6
Adjustments for derivative accounting**	(0.1)	(0.2)
Total adjusted equity	$10.2	$10.4

Managed leverage (to 1) = Total adjusted debt / Total adjusted equity	8.4	9.9
Memo: Financial statement leverage (to 1) = Total debt / Equity	10.2	12.0

Net Finance Receivables and Operating Leases	June 30,	December 31,
	2009	2008
Receivables – On-Balance Sheet	(in billions)
Retail installment	$61.2	$65.5
Wholesale	19.7	27.7
Other finance receivables	2.7	2.8
Unearned interest supplements	(1.7)	(1.3)
Allowance for credit losses	(1.6)	(1.4)
Finance receivables, net	80.3	93.3
Net investment in operating leases	18.2	22.5
Total receivables – on-balance sheet	$98.5	$115.8

Memo: Total receivables – managed***	$100.3	$117.7

— — — — —

*	Excludes marketable securities related to insurance activities.
**
Primarily related to market valuation adjustments to derivatives due to movements in interest rates.  Adjustments to debt are related to designated fair value hedges and adjustments to equity are related to retained earnings.

***
Includes on-balance sheet receivables, excluding unearned interest supplements related to finance receivables of $1.7 billion and $1.3 billion at June 30, 2009 and December 31, 2008, respectively; and includes off-balance sheet retail receivables of about $100 million and about $600 million at June 30, 2009 and December 31, 2008, respectively.